Exhibit a(20)

LEGG MASON PARTNERS SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

Legg Mason Partners Series Funds, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter (the “Charter”) of the Corporation is hereby amended by re-designating the issued and unissued shares of the A Sub-Class, B Sub-Class, C Sub-Class, I Sub-Class, O Sub-Class, R Sub-Class, FI Sub-Class and 1 Sub-Class, respectively, of the Corporation’s Legg Mason Partners Small Cap Growth Fund I as the A Sub-Class, B Sub-Class, C Sub-Class, I Sub-Class, O Sub-Class, R Sub-Class, FI Sub-Class and 1 Sub-Class, respectively, of Legg Mason Partners Small Cap Growth Fund of the Corporation.

SECOND: The amendment set forth in these Articles of Amendment was approved by at least a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

THIRD: These Articles of Amendment to the Charter shall become effective at 4:01 p.m. on March 2, 2007.

FOURTH: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this 28th day of February, 2007.

ATTEST:	LEGG MASON PARTNERS SERIES FUNDS, INC.

/s/ Thomas C. Mandia	By: /s/ R. Jay Gerken
Thomas C. Mandia	R. Jay Gerken
Assistant Secretary	Chairman, President and Chief
Executive Officer